EXHIBIT 99
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                                                International DisplayWorks, Inc.
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        International DisplayWorks Needham Growth Conference Presentation
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                         January 13, 2005 To Be Webcast
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                             FOR IMMEDIATE RELEASE
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For additional information contact:
Tom Lacey, CEO                              or       Matthew Hayden, President
International DisplayWorks, Inc.                     Hayden Communications, Inc.
(916) 415-0864                                       (843) 272-4653
                                                     matt@haydenir.com
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ROCKLIN, Calif., -- January 10, 2005-- International DisplayWorks, Inc. (IDW) (OTC/BB: IDWK) a designer and manufacturer of high-quality liquid crystal displays (LCDs), modules and assemblies, today announced its Chairman and Chief Executive Officer, Tom Lacey, will present at the Seventh Annual Needham & Company Growth Conference January 10-14, 2005. The conference is hosted at the New York Palace Hotel in New York City. International DisplayWorks will present from 3-3:30 p.m. (Eastern) on January 13, with a breakout session immediately following in the Campbell Room.

Mr. Lacey will discuss the Company's growth strategy, its diversified customer base, and recent progress relating to its new LCD manufacturing equipment used in the production of advanced displays, including both color (CSTN) and TFT modules. Mr. Lacey will also discuss the Company's operating performance which resulted in record revenues for both the fourth quarter and fiscal 2004 year compared to prior-year periods, accompanied by a significant increase in operating and net income. Following the presentation, Mr. Lacey will be available for one-on-one breakout meetings with analysts and investors. Interested parties should contact Hayden Communications at (843) 272-4653 to schedule meetings.

As previously disclosed, the Company has updated its guidance for the first fiscal quarter of 2005, now anticipating revenues of between $17 and $18 million for the first quarter.

Mr. Lacey's presentation is being web cast and can be accessed at International DisplayWorks' website at www.idwlcd.com. The web cast may also be accessed via the following link: http://www.wsw.com/webcast/needham10/idwk.

About International DisplayWorks

International DisplayWorks, Inc. is a manufacturer and designer of high quality liquid crystal displays, modules and assemblies for a variety of customer needs including OEM and EMS applications. IDW operates 410,000 square feet of manufacturing facilities in the People's Republic of China (PRC) and employs approximately more than 2,000 people. Sales offices are located in US, Europe, Hong Kong, Singapore, and China. Copies of IDW's 10-K and other documents as filed with the SEC are available through a link on our web site: www.idwlcd.com.

NOTE: The foregoing is news relating to International DisplayWorks, Inc. ("IDW") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to IDW or its management, including without limitation, IDW and its subsidiaries, are intended to identify such forward-looking statements. IDW's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to IDW's 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.